STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT, dated as of December 3, 1996 (the "Agreement"), by and between Oak Tree Medical Systems, Inc., a Delaware corporation (the "Company"), and Burton Dubbin (the "Optionee").

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the Company's best interests to grant the Optionee options to purchase common stock of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby agree as follows:


1.       DEFINITIONS.

     1.1 "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified (including without limitation any investment entity managed by the person or other entity specified or a person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified).

     1.2 "Cause" shall mean:

          (a)  The Optionee is convicted of a felony  involving moral turpitude;
               or

          (b) The Optionee is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under a written employment agreement between the Company and the Optionee (the "Optionee Employment Agreement"), resulting, in either case, in material economic harm to the Company, unless the Optionee believed in good faith that such act or nonact was in the best interests of the Company.

     1.3 "Change in Control" shall mean the occurrence of any one of the following events:

          (a) Any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (including any group), other than Henry Dubbin, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under such Act, of 35% or more of the Voting Stock of the Company or any "person" who currently owns 35% or more of the Voting Stock of the Company acquires an additional 3% or more of the Voting Stock of the Company;


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          (b)  The  majority  of the Board  consists of  individuals  other than
               Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

          (c) The Company adopts any plan of liquidation providing for the distribution of all or substantially all of the assets of the Company on a consolidated basis;

          (d) All or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

          (e) The Company merges or combines with another company and, immediately after the merger or combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, (1) in the event the Company is the surviving corporation, 50% or less of the Voting Stock of the combined company, or (2) in the event the Company is not the surviving corporation, 50% or less of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company.

     1.4 "Disability" shall mean the Optionee's inability to substantially perform the Optionee's duties and responsibilities as contemplated under the Optionee Employment Agreement for a period of more than six (6) months, whether or not continuous, during any 365-day period, due to physical or mental incapacity or impairment.

     1.5 "Good Reason" shall mean the Optionee's termination of his employment upon notice to the Company following assignment to the Optionee duties materially inconsistent with the Optionee's position as described in the Optionee Employment Agreement or the Optionee's being removed from such position, in either case without the Optionee's consent, provided such termination shall only be effective thirty (30) days after prompt notice of such circumstances by the Optionee to the Company, if such circumstances have not been cured prior to such date.

     1.6 "Voting  Stock" shall mean capital stock of any class or classes having
general   voting  power  under  ordinary   circumstances,   in  the  absence  of
contingencies, to elect the directors of a corporation.


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2.       Grant of Options.

     2.1 The Company hereby grants to the Optionee options (the "Options") to purchase 375,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at an exercise price (the "Exercise Price") of $1-11/16 per share. The number and kind of shares issuable upon exercise of the Options and the Exercise Price shall be appropriately adjusted upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.

     2.2 The Options shall vest and become exercisable upon the earliest to occur of the following: (i) a fiscal year in which the Company has (y) $10,000,000 in gross revenue and (z) either $750,000 in pre-tax income (including extraordinary gains) or $500,000 in pre-tax income (excluding extraordinary gains), as reflected on the Company's audited financial statements for such fiscal year; (ii) a fiscal year in which the Company has $15,000,000 in gross revenue, as reflected on the Company's audited financial statements for such fiscal year; and (iii) the fifth anniversary of the date hereof; provided, however, that the Options shall not be exercisable at any time unless the Optionee becomes an employee of the Company within six (6) months of the date of this Agreement. Notwithstanding the foregoing, the Options shall immediately vest and become exercisable upon the occurrence of a Change of Control, if the Optionee, after becoming an employee within the aforesaid six month period, is terminated by the Company other than for Cause or terminates his employment for Good Reason.

     2.3 Except as provided below, the Options granted hereby shall expire on the tenth anniversary of the date of this Agreement. Upon termination of the Optionee's employment, the Options shall expire as follows: If the Company terminates the employment of the Optionee for Cause, the Options shall expire immediately upon termination. If the Optionee terminates his employment without Good Reason, the Options shall expire three (3) months following such termination. If the Optionee's employment shall terminate upon the expiration of the term of his employment with the Company (as provided in the Optionee Employment Agreement) or upon the death or Disability of the Optionee or if the Company shall terminate the Optionee without Cause or if the Optionee shall terminate his employment for Good Reason, the Options shall expire one year from the date of such termination.

     2.4 The Company shall promptly file with the Securities and Exchange Commission a registration statement on Form S-8 registering the shares of Common Stock issuable upon the exercise of the Options by the Optionee and shall keep such registration statement effective for as long as any of the Options are outstanding.

3.       Method of Exercise.

         The Options or any part thereof may be exercised only by the giving of written notice to the Company on such form and in such manner as the Board shall prescribe. Such written notice of exercise shall be accompanied by payment of the full purchase price of the number of shares being purchased. Such payment may be made by cash, certified check or check acceptable to the Company. The date of exercise (the "Exercise Date") of the Options


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shall be the  date on which  written  notice  of  exercise  is  received  by the
Company, during normal business hours, at its address as provided in Article 5 of this Agreement. On the Exercise Date, the Optionee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares shall not then have been actually delivered to the Optionee. As soon as practicable after the Exercise Date, the Company shall issue and deliver to the Optionee a certificate or certificates for the number of shares issuable upon such exercise, registered in the name of the Optionee.

4.       Nonassignability.

         No options granted to the Optionee under this Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution or by qualified domestic relations orders (as defined in the Internal Revenue Code).

5.       Notices.

         Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered personally or three (3) days after mailing, if mailed by registered or certified mail, return receipt requested; as to the Optionee, at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein, and as to the Company, addressed to the Chief Executive Officer of the Company at Oak Tree Medical Systems, Inc., 2 Gannett Drive, Suite 215, White Plains, New York 10604, or at such other address as the Company may hereafter designate to the Optionee by notice as herein provided.

6.       Miscellaneous.

     6.1 Authority. This Agreement has been duly authorized on behalf of the Company by the Board. The Optionee represents that he is free to enter into this Agreement and that his entering into this Agreement does not violate any obligation that he has to any other person or legal entity.

     6.2 Severability. In the event that any provision of this Agreement would be held to be invalid or unenforceable for any reason unless narrowed by construction, this Agreement shall be construed as if such invalid or unenforceable provision had been more narrowly drawn so as not to be invalid or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

     6.3 Entire Agreement. This Agreement sets forth the entire understanding of the Company and the Optionee with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by both parties.


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     6.4 Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, heirs and personal representatives.

     6.5 Governing Law. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York without regard to choice of law provisions.

     6.6 Arbitration. With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, the parties hereto each hereby submits to the exclusive, final and binding arbitration of the before the American Arbitration Association of New York City in accordance with their Commercial Arbitration Rules. Judgment upon the award rendered by the arbitrator may be entered in any court of record of competent jurisdiction in any country, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow. In the event the Optionee is successful in pursuing any claim arising out of this Agreement, the Company shall pay all of the Optionee's attorneys' fees and costs, including the compensation and expense of the Arbitrator. In all other cases, the expenses of arbitration will be borne among the parties as determined by the arbitrator.

     6.7 Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute a single original document.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date and year first written above.


                                       OAK TREE MEDICAL SYSTEMS, INC.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                       OPTIONEE


                                       ---------------------------------
                                       Name:  Burton Dubbin
                                       Address:



                                        ---------------------------------
                                        Social Security Number


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